CERTIFICATE OF AMENDMENT TO THE
CERTIFICATE OF LIMITED PARTNERSHIP
OF
KCI PROPERTIES LIMITED

Pursuant to the provisions of the Texas Revised Limited Partnership Act, the undersigned limited partnership executes this Certificate of Amendment to the Certificate of Limited Partnership for the purpose of changing the registered agent of the limited partnership.

1.	The name of the limited partnership is KCI Properties Limited.

2.	The statements contained in Item 3 of the original Certificate of Limited Partnership are hereby amended as follows:
The registered office of the Limited Partnership is 8023 Vantage Drive, San Antonio, Texas 78230. The name of its registered agent in the State of Texas at such address is Stephen D. Seidel.
IN WITNESS WHEREOF, the undersigned has caused this Certificate of Amendment to the Certificate of Limited Partnership of KCI Properties Limited to be duly executed as of the ___th day of ____________, 2005.

KCI PROPERTIES LIMITED

By:    KCI USA REAL HOLDINGS, L.L.C.

By:
Stephen D. Seidel, Vice-President and Secretary